                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

        DATE OF REPORT (date of earliest event reported): August 4, 2000

                         Commission File Number 0-29495

                           World Commerce Online, Inc.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                     52-2205697
 (State of Incorporation)                 (IRS Employer Identification Number)

                              9677 Tradeport Drive
                             Orlando, Florida 32827
              (Address of Principal Executive Offices and Zip Code)

                                 (407) 240-8999
               (Registrant's Telephone Number Including Area Code)

This Form 8-K/A amends the current Report on Form 8-K filed by the Registrant on August 22, 2000.

Item 2.  Acquisition or Disposition of Assets.

         On August 4, 2000, World Commerce Online, Inc. ("WCOL") through a wholly owned subsidiary (the "Subsidiary"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with ProduceOnline.com, Inc. ("POL") pursuant to which POL merged with and into the Subsidiary (the "Merger") with POL surviving and becoming a wholly-owned subsidiary of WCOL. POL's principal operations provide Internet-based technology products and services that enable business-to-business electronic commerce, or B2B e-commerce, intended for the produce industry.

         The Merger Agreement provides that each outstanding share of POL common stock, par value of $0.001 per share, be converted into 0.07764 (the "Exchange Ratio") shares of WCOL common stock. In addition, each outstanding share of POL Series A redeemable convertible preferred stock, par value of $0.001 per share, is convertible into shares of WCOL Series C redeemable convertible preferred stock, par value of $0.001 per share, at a conversion rate equal to the Exchange Ratio divided by ten. Each share of Series C preferred stock is convertible into ten (10) shares of WCOL common stock.

         Consideration for the acquisition included 423,592 shares of common stock, 91,802 shares of Series C redeemable convertible preferred stock, convertible into 918,021 shares of WCOL common stock, and assumption of liabilities and transaction costs of approximately $2 million. In addition, WCOL issued 372,955 shares of common stock that are subject to a repurchase option that expires over the next 27 months. The Merger Agreement and Certificate of Designations, Powers, Preferences and Rights of Series C Preferred Stock were filed as part of the Registrant's Current Report on Form 8-K filed on August 22, 2000, and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired:

                                                                                            Page
                                                                                            ----
     (i)        Financial Statements of ProduceOnline.com, Inc.;
                Report of Independent Certified Public Accountants                           F-1
                Balance Sheets                                                               F-2
                Statements of Operations                                                     F-3
                Statements of Stockholders' Deficit                                          F-4
                Statements of Cash Flows                                                     F-6
                Notes to Financial Statements                                                F-8

(b)  Pro Forma Financial Information:

     Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2000               F-16
     Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended
         December 31, 1999                                                                  F-17
     Unaudited Pro Forma Condensed Combined Statement of Operations for the six months
         ended June 30, 2000                                                                F-18
     Notes to Unaudited Pro Forma Condensed Combined Financial Statements                   F-19

(c)      Exhibits:

        Exhibit
        Number             Description of Exhibit

         1.1* Agreement and Plan of Merger and Reorganization By and Among World Commerce Online, Inc., Project Laker, Inc. and ProduceOnline.com, Inc., dated, August 4, 2000.

         3.1* Certificate of Designations, Powers, Preferences and Rights of Series C Preferred Stock of World Commerce Online, Inc., dated August 4, 2000.

* Filed as part of the Registrant's Current Report on Form 8-K filed August 22, 2000, and incorporated herein by reference.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    WORLD COMMERCE ONLINE, INC.
                                    (Registrant)



Date:  October 20, 2000             /s/ Robert H. Shaw
                                    --------------------------------------------
                                    Robert H. Shaw
                                    Chairman of the Board and Chief Executive
                                    Officer



                                    /s/ Mark E. Patten
                                    --------------------------------------------
                                    Mark E. Patten
                                    Chief Financial Officer and Executive Vice
                                    President (Principal Financial and
                                    Accounting Officer)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of ProduceOnline.com, Inc.

In our opinion, the accompanying balance sheet and the related statement of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of ProduceOnline.com, Inc. (a development stage enterprise) at December 31, 1999, and the results of its operations and its cash flows for the period from inception July 13, 1999 through December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 12, on August 4, 2000, the Company was acquired by World Commerce Online, Inc.

PricewaterhouseCoopers LLP
Tampa, Florida
October 16, 2000

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

                                                                                 December 31,     June 30,
                                    ASSETS                                           1999           2000
                                                                                 -----------    -----------
                                                                                                (Unaudited)
Current assets:
     Cash and cash equivalents                                                   $ 2,360,046    $    21,815
     Prepaid expenses and other current assets                                       124,495        116,031
                                                                                 -----------    -----------
         Total current assets                                                      2,484,541        137,846

Property and equipment, net                                                          174,951        532,897
Other assets                                                                          10,332         13,951
                                                                                 -----------    -----------
Total assets                                                                     $ 2,669,824    $   684,694
                                                                                 ===========    ===========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
     Accounts payable and accrued liabilities                                    $   382,074    $ 1,276,144
     Accrued compensation and benefits                                                75,156        239,724
     Capital lease obligation, current                                                25,917         27,054
     Notes payable to stockholder                                                         --        285,000
     Notes payable                                                                        --      1,995,000
                                                                                 -----------    -----------
         Total current liabilities                                                   483,147      3,822,922

Long-term liabilities:

     Other accrued liabilities                                                            --         25,937
     Capital lease obligation, long-term                                              33,187         19,370
                                                                                 -----------    -----------
         Total long-term liabilities                                                  33,187         45,307

Commitments and contingencies (See Notes 10 and 11)

Redeemable convertible preferred stock:

     Series A convertible preferred stock, $0.001 par value; authorized
       12,000,000 shares, issued and outstanding 6,520,824 and 7,384,202 shares at December 31, 1999 and June 30, 2000, respectively, stated at
       liquidation value                                                           3,260,417      3,270,417

Stockholders' deficit:
     Common stock, $0.001 par value; authorized 35,000,000 shares, issued and outstanding 9,800,000 and 10,557,000 shares at December 31, 1999 and
       June 30, 2000, respectively                                                     9,800         10,557
     Additional paid-in capital                                                      451,301        488,394
     Stock subscriptions receivable                                                  (16,660)       (16,660)
     Deficit accumulated during the development stage                             (1,551,368)    (6,936,243)
                                                                                 -----------    -----------
         Total stockholders' deficit                                              (1,106,927)    (6,453,952)
                                                                                 -----------    -----------
Total Liabilities, Redeemable Convertible Preferred Stock and
  Stockholders' Deficit                                                          $ 2,669,824    $   684,694
                                                                                 ===========    ===========





See accompanying notes to financial statements.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

                                               For the
                                                Period                      For the Period
                                               July 13,                         July 13,
                                              1999 (Date                       1999 (Date
                                            of Inception)    For the Six    of Inception)
                                               through       Months Ended       through
                                             December 31,       June 30,        June 30,
                                                 1999            2000             2000
                                             -----------      -----------      -----------
                                                              (Unaudited)      (Unaudited)
Revenues:
   Transaction revenue                       $        --      $     3,353      $     3,353
                                             -----------      -----------      -----------
         Total revenues                               --            3,353            3,353
                                             -----------      -----------      -----------
Costs and operating expenses:
   Product and technology development            384,364        1,767,352        2,151,716
   Sales and marketing                           702,832        1,222,242        1,925,074
   General and administrative                    456,094        2,304,034        2,760,128
   Depreciation and amortization                  13,683           81,889           95,572
                                             -----------      -----------      -----------
      Total costs and operating expenses       1,556,973        5,375,517        6,932,490
                                             -----------      -----------      -----------
Loss from operations                          (1,556,973)      (5,372,164)      (6,929,137)
Net interest income (expense)                      7,205          (12,711)          (5,506)
Other non-operating income (expense)              (1,600)              --           (1,600)
                                             -----------      -----------      -----------
Net loss                                     $(1,551,368)     $(5,384,875)     $(6,936,243)
                                             ===========      ===========      ===========





See accompanying notes to financial statements.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD JULY 13, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1999 AND THE SIX MONTHS ENDED JUNE 30, 2000

                                                                       COMMON STOCK         ADDITIONAL
                                                                   ----------------------     PAID-IN
                                                                     SHARES       AMOUNT      CAPITAL
                                                                   ----------     -------     --------
Issuance of common stock to founders                                8,477,600     $ 8,478     $388,531
Issuance of common stock                                            1,322,400       1,322       62,770
Comprehensive Loss:
 Net loss for the period July 13, 1999 (date of inception)
    through December 31, 1999                                              --          --           --
                                                                   ----------     -------     --------
Total comprehensive loss

Balance, December 31, 1999                                          9,800,000     $ 9,800     $451,301

Issuance of common stock pursuant to the exercise of stock
    options                                                           160,000         160        7,840

Issuance of common stock in exchange for professional services        597,000         597       29,253

Comprehensive Loss:
    Net loss (unaudited)                                                   --          --           --
                                                                   ----------     -------     --------
Total comprehensive loss

Balance, June 30, 2000 (unaudited)                                 10,557,000     $10,557     $488,394
                                                                   ==========     =======     ========


(Continued)

See accompanying notes to financial statements.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS' DEFICIT, CONTINUED
FOR THE PERIOD JULY 13, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1999 AND THE SIX MONTHS ENDED JUNE 30, 2000

                                                                            DEFICIT
                                                                          ACCUMULATED
                                            STOCK                          DURING THE
                                         SUBSCRIPTION   COMPREHENSIVE     DEVELOPMENT
                                          RECEIVABLE         LOSS            STAGE           TOTAL
                                           --------      -----------      -----------      -----------
Issuance of common stock to founders       $(16,660)     $        --      $        --      $   380,349
Issuance of common stock                         --               --               --           64,092
Comprehensive Loss:
 Net loss for the period July 13, 1999
    (date of inception) through
    December 31, 1999                            --       (1,551,368)      (1,551,368)      (1,551,368)
                                           --------      -----------      -----------      -----------
Total comprehensive loss                                 $(1,551,368)
                                                         ===========
Balance, December 31, 1999                 $(16,660)                      $(1,551,368)     $(1,106,927)
Issuance of common stock pursuant to
    the exercise of stock options                --               --                             8,000
Issuance of common stock in exchange
    for professional services                    --               --               --           29,850
Comprehensive Loss:
    Net loss (unaudited)                         --       (5,384,875)      (5,384,875)      (5,384,875)
                                           --------      -----------      -----------      -----------
Total comprehensive loss                                 $(5,384,875)
                                                         ===========
Balance, June 30, 2000 (unaudited)         $(16,660)                      $(6,936,243)     $(6,453,952)
                                           ========                       ===========      ===========






See accompanying notes to financial statements

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

                                                   FOR THE PERIOD                    FOR THE PERIOD
                                                       JULY 13,                          JULY 13,
                                                     1999 (DATE       FOR THE SIX      1999 (DATE
                                                    OF INCEPTION)       MONTHS        OF INCEPTION)
                                                       THROUGH          ENDED           THROUGH
                                                     DECEMBER 31,      JUNE 30,          JUNE 30,
                                                        1999             2000             2000
                                                    -----------      -----------      -----------
Cash flows from operating activities:
  Net loss                                          $(1,551,368)     $(5,384,875)     $(6,936,243)
  Adjustments to reconcile net loss to net cash
     used in operating activities:
    Depreciation and amortization                        13,683           81,889           95,572
    Stock based compensation                             97,470               --           97,470
    Professional fees paid through the issuance
    of common stock and warrants                             --           29,850           29,850
  Change in operating assets & liabilities:
     Prepaid expenses & other current assets           (124,495)           8,464         (116,031)
     Other assets                                       (10,332)          (3,619)         (13,951)
     Accounts payable and accrued liabilities           382,074          920,007        1,302,081
     Accrued compensation and benefits                   75,156          164,568          239,724
                                                    -----------      -----------      -----------
  Net cash used in operating activities              (1,117,812)      (4,183,716)      (5,301,528)
                                                    -----------      -----------      -----------
Cash flows from investing activities:
  Purchase of property and equipment                   (123,391)        (439,835)        (563,226)
                                                    -----------      -----------      -----------
      Net cash used in investing activities            (123,391)        (439,835)        (563,226)
                                                    -----------      -----------      -----------
Cash flows from financing activities:
  Issuance of common stock                              346,971            8,000          354,971
  Issuance of redeemable preferred stock              3,260,417           10,000        3,270,417
  Proceeds from stockholder loans                            --          285,000          285,000
  Proceeds from other debt                                   --        1,995,000        1,995,000
  Payments on capital leases                             (6,139)         (12,680)         (18,819)
                                                    -----------      -----------      -----------
      Net cash provided by financing activities       3,601,249        2,285,320        5,886,569
                                                    -----------      -----------      -----------
Net change in cash                                    2,360,046       (2,338,231)          21,815

Cash and cash equivalents, beginning of period               --        2,360,046               --
                                                    -----------      -----------      -----------
Cash and cash equivalents, end of period            $ 2,360,046      $    21,815      $    21,815
                                                    ===========      ===========      ===========



See accompanying notes to financial statements.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (CONTINUED)

                                                   FOR THE PERIOD                    FOR THE PERIOD
                                                       JULY 13,                          JULY 13,
                                                     1999 (DATE       FOR THE SIX      1999 (DATE
                                                    OF INCEPTION)       MONTHS        OF INCEPTION)
                                                       THROUGH          ENDED           THROUGH
                                                     DECEMBER 31,      JUNE 30,          JUNE 30,
                                                        1999             2000             2000
                                                    -----------      -----------      -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest                            $     1,362      $     2,321      $     3,683
                                                    ===========      ===========      ===========
Noncash investing and financing:
  Equipment acquired through capital lease          $    65,243      $        --      $    65,243
                                                    ===========      ===========      ===========
  Common stock sold in exchange for stock
    subscription receivable                         $    16,660      $        --      $    16,660
                                                    ===========      ===========      ===========
  Preferred stock sold in exchange for
    note receivable                                 $   421,684      $        --      $   421,684
                                                    ===========      ===========      ===========



See accompanying notes to financial statements

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED JUNE 30, 2000 IS UNAUDITED)

1.       NATURE OF BUSINESS:

         ProduceOnline LLC (the "Company") was formed as a California limited liability company on July 13, 1999. On October 22, 1999, the Company was reorganized as a Delaware corporation, ProduceOnline.com, Inc. The Company is a provider of business-to-business electronic commerce solutions to the produce industry. The Company was formed to provide its customers with access to the Company's secure Internet-based trading systems and to industry-specific Internet communities supplying comprehensive industry data and information resources as well as communication tools.

         Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, marketing, recruiting of management and technical staff, acquiring operating assets, developing the sales infrastructure and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Cash and Cash Equivalents - The Company considers all highly liquid instruments with a maturity of three months or less at time of purchase to be cash equivalents.

         Computer Software Costs - The Company has adopted Statement of Position ("SOP") 98-1, which requires computer software costs associated with internal use software to be charged to operations as incurred until certain capitalization criteria are met. Costs incurred in the preliminary project stage of software development have been expensed as incurred. Costs incurred in the application development stage will be capitalized, subject to consideration of recovery. As of December 31, 1999 and June 30, 2000, all costs have been expensed as incurred.

         Property and Equipment - Property and equipment, stated at cost, is comprised of computer and office equipment. Gains and losses on disposition are recognized in the year of the disposal. Expenditures for maintenance and repairs are expensed as incurred.

         Depreciation is computed using the straight-line method over the following estimated lives:

                  Computer hardware                            3 years
                  Furniture and fixtures                       7 years

         Fair Value of Financial Instruments - The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, receivable from stockholders, accounts payable and accrued liabilities, notes payable and a capital lease obligation approximate their fair values at December 31, 1999 and June 30, 2000, due to the short maturities of these instruments.

         Concentration of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains the majority of its cash balances at one financial institution.

         Revenue Recognition - The Company recognizes revenues at the time that services are performed. The Company currently earns revenue from only one source, transaction fees. Transaction fee revenue represents a fee equal to a percentage of the transaction order value and is earned as transactions are conducted through the Company's trading systems.

         Advertising Costs - Advertising costs are expensed as incurred. Advertising expenditures reflected in the accompanying statements of operations amounted to approximately $120, $213,000 and $213,120 for the period from July 13, 1999 (date of inception) through December 31, 1999, the six months ended June 30, 2000, and for the cumulative period from July 13, 1999 (date of inception) through June 30, 2000, respectively.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED JUNE 30, 2000 IS UNAUDITED)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         Income Taxes - Prior to October 1999, the Company elected to be taxed as a Limited Liability Company ("LLC") under the provision of the Internal Revenue Code whereby taxable income is generally reported by the shareholders on their individual income tax returns. The LLC election was terminated on October 22, 1999 and subsequently the Company became subject to the U.S. federal and state income taxes as a C-Corporation. The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided against the future benefit of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

         Stock-Based Compensation - The Company accounts for employee stock-based compensation using the intrinsic value method. Stock-based compensation to non-employees is accounted for using the fair value method. The Company also provides disclosure of certain pro forma information as if the Company accounted for its employee stock-based compensation using the fair value method.

         When options are granted to employees, a non-cash charge representing the difference, if any, between the exercise price and the fair value of the common stock underlying the vested options on the date of grant is recorded as stock-based compensation expense and the balance is deferred and amortized over the remaining vesting period.

         Other Comprehensive Income - The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which established standards for reporting and displaying comprehensive income and its components in a financial statement with the same prominence as the other financial statements.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Interim Financial Information - The financial statements as of June 30, 2000, and for the six months ended June 30, 2000, are unaudited but reflect only normal and recurring adjustments which are, in the opinion of management, necessary for the fair presentation of its financial position and the results of its operations. Operating results for the six month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the full year.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED JUNE 30, 2000 IS UNAUDITED)

3.       PROPERTY AND EQUIPMENT:

         Property and equipment consists of the following:

                                                  DECEMBER 31,     JUNE 30,
                                                      1999           2000
                                                   ---------      ---------
                                                                 (Unaudited)
         Computer hardware                         $  47,074      $ 267,550
         Furniture and fixtures                       26,450        245,809
         Computer hardware under capital lease       115,110        115,110
                                                   ---------      ---------
                                                     188,634        628,469
         Less accumulated depreciation               (13,683)       (95,572)
                                                   ---------      ---------
                                                   $ 174,951      $ 532,897
                                                   =========      =========


         Depreciation expense for the period from July 13, 1999 (date of inception) through December 31, 1999, the six months ended June 30, 2000, and for the cumulative period from July 13, 1999 (date of inception) through June 30, 2000 was $13,683, $81,889, and $95,572, respectively.

4.       NOTES PAYABLE:

         Convertible Promissory Notes

         In April 2000, the Company issued convertible promissory notes in the amount of $1,995,000. The notes provided for an interest rate of 9% per annum and were automatically convertible into Series B Preferred Stock upon completion of the closing of the Series B Preferred Stock financing (the "Promissory Note"). In connection with these promissory notes, the note holders were entitled to warrants representing the right to purchase Series B Preferred Stock at a per share price equal to the price at which the Company's shares of Series B preferred stock were sold for an aggregate number of shares up to 20% of the principal amount of the Promissory Note (the "Warrant Agreement").

         In contemplation of the acquisition of the Company by World Commerce Online, Inc., (the "Acquisition") the Promissory Note and Warrant Agreement were amended in July 2000 to provide for the elimination of the warrant obligation, the conversion of the outstanding principal balance of the Promissory Notes into Series A Preferred Stock at a purchase price of $0.50 per share and the forfeiture of all accrued and unpaid interest. (See Note 12).

         Note Payable to Stockholder

         During 2000, the Company received loans in the amount of $285,000 from a founding stockholder to finance its operations. The loans bear no interest and are included in notes payable as of June 30, 2000. In August 2000, approximately $225,000 of this amount was converted into Series A preferred stock, at a purchase price of $0.50 per share, in contemplation of the acquisition of the Company by World Commerce Online, Inc. (See Note 12).

5.       EQUITY:

         Including the effects of amendments to the Certificate of Incorporation on May 31, 2000, and July 26, 2000, the authorized capital stock of the Company consists of (i) 35,000,000 shares of voting common stock ("Common Stock") for issuance with a par value of $0.001 and (ii) 12,000,000 shares of preferred stock with a par value of $0.001 designated as Series A Convertible Preferred Stock ("Series A").

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED JUNE 30, 2000 IS UNAUDITED)

5.       EQUITY (CONTINUED):

         On March 10, 2000, the Company effected a two-for-one stock split for both common and preferred shares. All share amounts have been retroactively adjusted in the accompanying financial statements to reflect this stock split.

         Common Stock

         Each share of common stock is entitled to one vote. The Company issued shares of its common stock to certain employees under stock purchase agreements, some of which contain repurchase provisions in the event of termination of employment. The shares are generally released from repurchase provisions ratably over four years. Included in common stock as of December 31, 1999 and June 30, 2000 are 6,004,967 and 4,945,267
         shares, respectively, subject to repurchase.

         In October 1999, the Company issued 1,949,400 shares of common stock to two founding shareholders. In connection with this issuance, the Company recognized $97,470 in stock-based compensation expense.

         In June 2000, in partial consideration for entering into an agreement with a customer, the Company issued 560,000 shares of common stock. The stock was issued subject to an irrevocable repurchase option which entitles the Company to initially repurchase 50% of the stock, for a purchase price of $0.001 per share, within the first 180 days of the agreement and the remaining shares will be released from the repurchase provisions as transaction volume milestones are met by the customer. The Company has recognized $28,000 in sales and marketing expense related to this stock grant based on the fair value of the common stock in June 2000. Additional expense could be recognized to the extent of any increase in common stock value through the date the repurchase provisions lapse.

6.       REDEEMABLE CONVERTIBLE PREFERRED STOCK:

         In November and December 1999, the Company sold 6,520,834 shares of Series A at $0.50 per share. In May 2000, the Company sold an additional 863,368 shares at $0.50 per share.

         The holders of Series A are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote. The holders of Series A are entitled to receive, when and as declared by the Board of Directors and out of funds legally available, noncumulative dividends at the rate of 10% of the original issue price. No dividends or other distributions shall be made with respect to common stock, until all dividends on the Series A have been paid. Through June 30, 2000, no dividends have been declared or paid by the Company.

         In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding shares of Series A shall receive for each share an amount equal to the sum of $0.50 per share, plus all accrued but unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding common stock. Since the Company's Certificate of Incorporation includes in the definition of a liquidating event the sale of all or substantially all of the assets of the Company, Series A is considered mandatorily redeemable stock and is presented in the mezzanine section of the balance sheet.

         Each share of Series A, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the Series A issue price by the conversion price in effect at the time.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED JUNE 30, 2000 IS UNAUDITED)

6.       REDEEMABLE CONVERTIBLE PREFERRED STOCK (CONTINUED):

         The initial conversion price of Series A is $0.50, and is subject to adjustment in accordance with antidilution provisions contained in the Company's Certificate of Incorporation. Conversion is automatic immediately upon the closing of a firm commitment underwritten public offering if the public offering price equals or exceeds $3 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) in which the aggregate proceeds raised exceed $10,000,000. At December 31, 1999 and June 30, 2000, 3,260,417 shares and 7,384,202 shares, respectively, of the Company's common stock have been reserved for conversion.

7.       STOCK OPTION PLAN:

         In 1999, the Company adopted the 1999 Equity Incentive Plan (the "Plan") under which 1,820,000 shares of the Company's common stock were reserved for issuance to employees, directors and consultants. Stock awards granted under the Plan may be incentive stock options, non-statutory stock options, stock bonuses and rights to acquire restricted stock. Incentive stock options may only be granted to employees. The Board of Directors determines the period over which options become exercisable. The exercise price of incentive stock options and nonstatutory stock options shall be no less than 100% and 85%, respectively, of the fair market value per share of the Company's common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share shall be at least 110% of fair market value, as determined by the Board of Directors. The Plan allows the Company to grant options that may be subject to early exercise provisions. Any options exercised early are subject to a repurchase provision in the event of termination of employment. The shares are generally released from the repurchase provision ratably over four years. These terms of the options require the options to be accounted for under variable plan accounting. As a result, the Company could be subject to compensation expense recognition to the extent of future market value increases in the Company's common stock. The term of the options is ten years.

         The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. No compensation cost has been recognized for employee stock-based compensation related to options in 1999 or 2000. Had compensation cost been determined based on the fair value at the grant dates for awards in 2000, consistent with the provisions of SFAS No. 123, the Company's net loss would have increased to $5,449,875. Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of the pro forma results for future years.

         For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the Black Scholes option pricing model with the following assumptions for grants in 2000: expected volatility of 80%; no dividend yield; risk-free interest rate of 5.75%; and expected lives of four years.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED JUNE 30, 2000 IS UNAUDITED)

7.       STOCK OPTION PLAN (CONTINUED):

         The following table summarizes the activity of the Company's stock option plan. No options were granted during 1999:

                                                                                 FOR THE SIX MONTHS
                                                                                       ENDED
                                                                                   JUNE 30, 2000
                                                                                     (UNAUDITED)
                                                                                -----------------------
                                                                                              WEIGHTED
                                                                                               AVERAGE
                                                                                              EXERCISE
                                                                                 SHARES         PRICE
                                                                                ---------      --------
         Outstanding options beginning of period .........................             --            --
         Granted: ........................................................      2,078,000      $   0.05
         Exercised: ......................................................       (160,000)     $   0.05
         Forfeited: ......................................................       (323,500)     $   0.05
         Outstanding at end of period: ...................................      1,594,500      $   0.05
         Exercisable at end of period: ...................................      1,055,000      $   0.05
         Weighted average fair value of options granted during the period:                     $   0.03

         The following table summarizes the status of the Plan for options outstanding at June 30, 2000:

                                                      Weighted Average            Weighted
                                     Total       Remaining Contractual Life        Average
  Range of Exercise Prices        Outstanding              (Years)              Exercise Price
  ------------------------        -----------              -------              --------------
      $  0.05                       1,594,000                 10                    $  0.05
                                    ---------
          Total                     1,594,500                                       $  0.05
                                    =========

8.       INCOME TAXES:

         Prior to October 22, 1999, the Company elected to be taxed as a Limited Liability Company ("LLC") and thus, all income was passed through to the members and taxed at the member level. Effective October 22, 1999, the LLC election was terminated and the Company adopted SFAS No. 109, "Accounting for Income Taxes."

         There is no provision (benefit) for income taxes for the period from October 22, 1999 through December 31, 1999 or the six months ended June 30, 2000 as a result of the net operating loss and net deferred tax assets being fully reserved.

         As of December 31, 1999 and June 30, 2000, the Company had a net operating loss of approximately $831,000 and $4,970,000 respectively, available to reduce future federal income taxes. This net operating loss carryforward will begin to expire in 2019 and is subject to limitation in any given year in the event of certain changes in ownership as set forth in the Internal Revenue Code Section 382 and related Treasury Regulations.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED JUNE 30, 2000 IS UNAUDITED)

8.       INCOME TAXES (CONTINUED):

         The tax effect of the temporary differences that give rise to deferred assets are as follows:

                                                    December 31,      June 30,
                                                       1999             2000
                                                    -----------      -----------
           Noncurrent deferred tax assets:
              Net operating loss                    $   315,934      $ 1,888,879
              Accrued expenses                          118,139          511,442
              Deferred compensation                          --           47,679
              Other                                       4,474           21,269
                                                    -----------      -----------
                                                        438,547        2,469,269
                                                    -----------      -----------
         Noncurrent deferred tax liabilities:
                                                    -----------      -----------
                                                             --               --
                                                    -----------      -----------
         Noncurrent net deferred tax asset              438,547        2,469,269
         Deferred tax asset valuation allowance        (438,547)      (2,469,269)
                                                    -----------      -----------
           Net deferred tax asset                   $        --      $        --
                                                    ===========      ===========


         The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards cannot be sufficiently assured at December 31, 1999, or June 30, 2000.

         The following table accounts for the differences between the actual tax provision and amounts obtained by applying the statutory U.S. federal income tax rate of 35% to the income before income taxes:





                                                     Period from
                                                    July 13, 1999
                                                      (date of
                                                     inception)      Six months
                                                       through          ended
                                                    December 31,      June 30,
                                                        1999            2000
                                                    ------------     -----------
         Statutory provision                        $  (542,979)     $(1,884,706)
         State taxes net of federal benefit             (46,541)        (161,546)
         LLC loss not subject to tax                    134,626               --
         Non-deductible expenses                         16,347           15,530
                                                    -----------      -----------
                                                       (438,547)      (2,030,722)
         Change in valuation allowance                  438,547        2,030,722
                                                    -----------      -----------
                                                    $        --      $        --
                                                    ===========      ===========

9.       401(K) SAVINGS PLAN:

         During 2000, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. To date there were no contributions made to the plan by the Company.

PRODUCEONLINE.COM, INC.
  (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
(INFORMATION INSOFAR AS IT RELATES TO THE SIX MONTHS ENDED JUNE 30, 2000 IS UNAUDITED)

10.      RELATED PARTY TRANSACTIONS:

         During 2000, the Company received loans in the amount of $285,000 from a founding stockholder to finance operations. The loans bear no interest and are included in notes payable as of June 30, 2000. In August 2000, approximately $225,000 of this amount was converted into Series A preferred stock, at a purchase price of $0.50 per share, in contemplation of the Acquisition (see Note 12).

         In May 2000, the Company entered into an agreement with a stockholder to provide management consulting services. The agreement provides compensation in the amount of $415,000 over the two-year agreement. As of June 30, 2000, the Company has accrued approximately $25,000 in management consulting fees related to this agreement.

11.      LEASES:

         The Company leases its office space and certain office equipment under noncancelable operating leases. In addition, the Company has a capital lease for computer hardware. Total rent expense under the operating leases for the period from July 13, 1999 (date of inception) through December 31, 1999, the six months ended June 30, 2000, and for the cumulative period from July 13, 1999 (date of inception) through June 30, 2000 was approximately $15,000, $98,000, and $113,000, respectively.

         Future minimum lease payments under noncancelable leases at June 30, 2000 are as follows:


                                                               OPERATING          CAPITAL
                                                                 LEASES            LEASE
                                                                ---------        ---------
         Remainder of 2000                                      $  54,077        $  15,001
         2001                                                           -           30,003
         2002                                                           -            5,000
                                                                ---------        ---------
         Total minimum payments                                 $  54,077           50,004
                                                                =========
         Less amount representing interest                                          (3,580)
                                                                                ----------
         Present value of minimum lease payments                                    46,424
         Less current portion                                                      (27,054)
                                                                                ----------
         Long-term capital lease obligation                                     $  (19,370)
                                                                                ==========

12.      SUBSEQUENT EVENT:

         On August 4, 2000, the entire equity interest in the Company was acquired by World Commerce Online, Inc. ("World Commerce"). The consideration paid by World Commerce included the issuance of 423,592 shares of World Commerce common stock, 91,802 shares of its Series C redeemable, convertible, preferred stock, convertible into 918,021 shares of World Commerce common stock, and the assumption of approximately $2,000,000 in liabilities. In addition, World Commerce issued 372,955 shares of World Commerce common stock that are subject to a repurchase option that expires over the next 27 months.

WORLD COMMERCE ONLINE, INC. AND SUBSIDIARIES
   (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2000


                                                        WORLD
                                                       COMMERCE       PRODUCEONLINE.COM, INC.
                                                     ONLINE, INC.     -----------------------        PRO FORMA          PRO FORMA
                      ASSETS                        & SUBSIDIARIES          HISTORICAL              ADJUSTMENTS          COMBINED
                      ------                        --------------          ----------              -----------         ---------
Current assets:
     Cash and cash equivalents                       $  3,932,008           $    21,815                                   3,953,823
     Prepaid expenses and other current assets            409,985               116,031                                     526,016
                                                     ------------           -----------            -------------       ------------
         Total current assets                           4,341,993               137,846                                   4,479,839

Property and equipment, net                            16,254,667               532,897                                  16,787,564
Intangible assets, net                                  1,327,565                    --               11,314,888 3a      12,642,453
Other assets                                               24,238                13,951                                      38,189
                                                     ------------           -----------            -------------       ------------
Total assets                                         $ 21,948,463           $   684,694            $  11,314,888       $ 33,948,045
                                                     ============           ===========            =============       ============

   LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
         STOCK, AND STOCKHOLDERS' DEFICIT
         --------------------------------

Current liabilities:
     Accounts payable and accrued liabilities        $  3,564,794           $ 1,276,144                  (38,862)4b       4,802,076
     Accrued compensation and benefits                    327,454               239,724                                     567,178
     Capital lease obligation, current                    210,377                27,054                                     237,431
     Notes payable to stockholder                                               285,000                 (225,000)3b          60,000
     Notes payable                                             --             1,995,000               (1,995,000)3b              --
                                                     ------------           -----------            -------------       ------------
         Total current liabilities                      4,102,625             3,822,922               (2,258,862)         5,666,685

Long-term liabilities:
     Capital lease obligation                             369,883                19,370                                     389,253
     Other accrued liabilities                                 --                25,937                                      25,937
                                                     ------------           -----------            -------------       ------------
         Total long-term liabilities                      369,883                45,307                                     415,190

Redeemable convertible preferred stock:
     Preferred stock Series A                           8,478,211             3,270,417               (3,270,417)3c       8,478,211
     Preferred stock Series B                          19,620,772                    --                                  19,620,772
     Preferred stock Series C                                  --                    --                6,968,389 3c       6,968,389
                                                     ------------           -----------            -------------       ------------
         Total redeemable convertible
           preferred stock                             28,098,983             3,270,417                3,697,972         35,067,372

Stockholders' deficit:
     Common stock                                          15,465                10,557                   (9,760)3d          16,262
     Additional paid-in capital                        56,123,198               488,394                2,949,295 3e      59,560,887
     Deferred stock-based compensation                 (3,805,387)                   --                                  (3,805,387)
     Stock subscriptions receivable                            --               (16,660)                                    (16,660)
     Accumulated deficit                              (62,839,419)           (6,936,243)               6,936,243 3f     (62,839,419)
     Accumulated comprehensive loss                      (116,885)                   --                                    (116,885)
                                                     ------------           -----------            -------------       ------------
         Total stockholders' deficit                  (10,623,028)           (6,453,952)               9,875,778         (7,201,202)
                                                     ------------           -----------            -------------       ------------
Total liabilities, redeemable convertible
preferred stock, and stockholders' deficit           $ 21,948,463           $   684,694            $  11,314,888       $ 33,948,045
                                                     ============           ===========            =============       ============

See accompanying notes to unaudited pro forma condensed combined financial statements.

WORLD COMMERCE ONLINE, INC. AND SUBSIDIARIES
   (A DEVELOPMENT STAGE COMPANY)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 1999

                                                                    PRODUCEONLINE.COM, INC.
                                                                    -----------------------
                                                                          HISTORICAL
                                                                        FOR THE PERIOD
                                                        WORLD                FROM
                                                       COMMERCE        JULY 13, 1999 TO
                                                     ONLINE, INC.         DECEMBER 31,          PRO FORMA          PRO FORMA
                      ASSETS                        & SUBSIDIARIES           1999              ADJUSTMENTS         COMBINED
                      ------                        --------------        ----------           -----------         ---------
Revenues:
   Advertising revenue                               $     14,145                  --                           $     14,145
   Subscription revenue                                     7,909                  --                                  7,909
   Transaction revenue                                     21,076                  --                                 21,076
                                                     ------------         -----------         -------------     ------------
         Total revenues                                    43,130                  --                                 43,130

Costs and operating expenses:
   Product and technology
    development                                         2,836,605             384,364                              3,220,969
   Sales and marketing                                  5,464,989             702,832                              6,167,821
   General and administrative                           3,848,221             456,094                              4,304,315
   Depreciation & amortization                            421,167              13,683             3,771,963 4a     4,206,813
                                                     ------------         -----------         -------------     ------------
      Total costs and
        operating expenses                             12,570,982           1,556,973             3,771,963       17,899,918
                                                     ------------         -----------         -------------     ------------
Loss from operations                                  (12,527,852)         (1,556,973)           (3,771,963)     (17,856,788)
Net interest income (expense)                            (166,129)              7,205                               (158,924)
Other non-operating income
   (expense)                                              (56,587)             (1,600)                               (58,187)
                                                     ------------         -----------         -------------     ------------
Net loss                                             $(12,750,568)         (1,551,368)           (3,771,963)     (18,073,899)
Deemed dividend on redeemable
   convertible preferred stock                        (28,000,000)                                               (28,000,000)
                                                     ------------                                               ------------
Net loss available to common
   stockholders                                      $(40,750,568)        $(1,551,368)        $  (3,771,963)    $(46,073,899)
                                                     ============         ===========         =============     ============
Basic and diluted net loss per
   common share                                      $      (2.67)                                          4b  $      (2.87)
                                                     ============                                               ============
Weighted average number of
   shares used in computing
   basic and diluted net loss
   per common share                                    15,271,152                                   796,539 4c    16,067,691
                                                     ============                                               ============







See accompanying notes to unaudited pro forma condensed combined financial statements.

WORLD COMMERCE ONLINE, INC. AND SUBSIDIARIES
   (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2000


                                                        WORLD
                                                       COMMERCE      PRODUCEONLINE.COM, INC.
                                                     ONLINE, INC.    -----------------------    PRO FORMA         PRO FORMA
                      ASSETS                        & SUBSIDIARIES         HISTORICAL          ADJUSTMENTS        COMBINED
                      ------                        --------------         ----------          -----------        ---------
Revenues:
   Advertising revenue                               $      8,588          $        --                          $      8,588
   Subscription revenue                                    15,427                   --                                15,427
   Transaction revenue                                     73,864                3,353                                77,217
                                                     ------------          -----------         -----------      ------------
         Total revenues                                    97,879                3,353                               101,232

Costs and operating expenses:
   Product and technology
    development                                         5,070,809            1,767,352                             6,838,161
   Sales and marketing                                  7,100,953            1,222,242                             8,323,195
   General and administrative                           3,022,183            2,304,034                             5,326,217
   Depreciation and amortization                        1,826,825               81,889            1,885,982 4a     3,794,696
                                                     ------------          -----------         ------------     ------------
      Total costs and operating
        expenses                                       17,020,770            5,375,517            1,885,982       24,282,269
                                                     ------------          -----------         ------------     ------------
Loss from operations                                  (16,922,891)          (5,372,164)          (1,885,982)     (24,181,037)
Net interest income (expense)                             196,164              (12,711)              38,862 4b       222,315
Other non-operating income
   (expense)                                              (10,319)                  --                               (10,319)
                                                     ------------          -----------         ------------     ------------
Net loss                                             $(16,737,046)         $(5,384,875)        $ (1,847,120)    $(23,969,041)

Deemed dividend on redeemable
   convertible preferred stock                           (500,000)                  --                              (500,000)
                                                     ------------          -----------         ------------     ------------
Net loss available to common
   stockholders                                      $(17,237,046)         $(5,384,875)       $  (1,847,120)    $(24,469,041)
                                                     ============          ===========        =============     ============
Basic and diluted net loss per
   common share                                      $      (1.12)                                          4c  $      (1.51)
                                                     ============                                               ============
Weighted average number of
   shares used in computing
   basic and diluted net loss
   per common share                                    15,442,352                                   796,539 4d    16,238,891
                                                     ============                                               ============




See accompanying notes to unaudited pro forma condensed combined financial statements.

WORLD COMMERCE ONLINE, INC. AND SUBSIDIARIES
   (A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.       OVERVIEW:

         The pro forma condensed combined financial statements are unaudited and give effect to the acquisition of the ProduceOnline.com, Inc. ("ProduceOnline") on August 4, 2000, by World Commerce Online, Inc. (the "Company").

         The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and ProduceOnline giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments discussed below. The Company has made preliminary estimates of fair value for the net assets acquired from ProduceOnline and has allocated the purchase price using these estimates.

         These unaudited pro forma financial statements may not be indicative of the financial position or results of operations that actual would have occurred if the combination had been in effect on January 1, 1999 or 2000 or which may obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements of the Company, contained in the Company's Form 10 for the year ended December 31, 1999 and Form 10-Q for the six months ended June 30, 2000, and the financial statements of ProduceOnline contained elsewhere herein.

2.       ACQUISITION:

         On August 4, 2000, the Company acquired the entire equity interest in ProduceOnline.com, Inc. ("POL"). The consideration included 423,592 shares of common stock, 91,802 shares of Series C redeemable convertible preferred stock convertible into 918,021 shares of Company common stock, and assumption of liabilities. In addition, the Company issued 372,955 shares of common stock to the founding stockholders of POL that are subject to a repurchase option in the event that stockholders terminate employment within the next 27 months. The shares subject to the repurchase option will be accounted for as contingent consideration and will be recorded as additional cost of the acquisition at the then fair value of the underlying stock as the repurchase option expires.

3.       PRO FORMA ADJUSTMENTS AS OF JUNE 30, 2000:

         The unaudited pro forma condensed combined balance sheet combines the balance sheets of the Company and ProduceOnline. In combining the companies, the pro forma adjustments reflect the following:

                  a. Record excess of purchase price over estimated fair value of net assets acquired.

                  b. Record conversion of ProduceOnline notes payable to ProduceOnline Series A convertible preferred stock.

                  c. Remove historical cost of ProduceOnline Series A convertible preferred stock ($3,270,417) and record Company Series C convertible preferred stock issued ($6,968,389).

                  d. Remove historical cost of ProduceOnline common stock ($10,557) and record par value of Company common stock issued ($797).

                  e. Remove historical amount of ProduceOnline additional paid in capital ($488,394) and record additional paid in capital of Company common stock issued ($3,437,689).

                  f. Remove historical amount of ProduceOnline accumulated deficit.

WORLD COMMERCE ONLINE, INC. AND SUBSIDIARIES
   (A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

4. PRO FORMA ADJUSTMENTS FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE SIX MONTHS ENDED JUNE 30, 2000:

         The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000, combines the statements of operations of the Company and ProduceOnline. In combining the companies, the pro forma adjustments reflect the following:

                  a. Record amortization of goodwill over the estimated useful life of three years.

                  b. Write-off accrued interest payable on ProduceOnline notes payable converted to Series A convertible preferred stock.

                  c. Pro forma combined loss per share giving effect to the pro forma adjustments.

                  d. Record Company common stock issued. Weighted average shares include shares subject to a repurchase option.






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